UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Compensatory Arrangements of Certain Officers

On June 12, 2009, at the annual meeting of shareholders of Chesapeake Energy Corporation (the “Company”), the Company’s shareholders voted to adopt an amendment to increase the number of shares of Company common stock subject to the Long Term Incentive Plan (the “LTIP”) by 6.5 million shares, from 25 million to 31.5 million shares.  The LTIP, as amended, is attached hereto as Exhibit 10.1.14.  The description of the LTIP under the caption "Plan Features" on pages 9-13 of the proxy statement, a part of the discussion of Voting Item 3 — Proposal to Amend Long Term Incentive Plan, is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation.

Effective June 15, 2009, the Company filed an amendment to its Certificate of Incorporation with the Oklahoma Secretary of State. The amendment increased the Company’s authorized common stock from 750 million shares to one billion shares and increased the total authorized capital stock from 770 million shares to one billion twenty million shares, consisting of twenty million shares of preferred stock and one billion shares of common stock. The Amendment to the Certificate of Incorporation is attached hereto as Exhibit 3.1.1.

Also effective June 15, 2009, the Company filed a Certificate of Elimination with the Oklahoma Secretary of State retiring 143,768 shares of 6.25% Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”).  The shares were acquired by the Company as the result of a mandatory conversion of the Preferred Stock into the Company’s Common Stock.  The Certificate of Elimination is attached hereto as Exhibit 3.1.2.

Also effective June 15, 2009, the Company filed a Certificate to Eliminate Certificate of Designation with the Oklahoma Secretary of State to eliminate from the Company’s Certificate of Incorporation all matters set forth in the Company’s Certificate of Designation of 6.25% Mandatory Convertible Preferred Stock originally filed with the Oklahoma Secretary of State on June 30, 2006 with respect to the Preferred Stock.  The Certificate to Eliminate the Certificate of Designation is attached hereto as Exhibit 3.1.3.

Section 8 – Other Events

Item 8.01 Other Events.

On June 15, 2009, the Company issued a press release announcing that its Board of Directors has declared quarterly common and preferred stock dividends and that the Company has completed the mandatory conversion of its outstanding 6.25% Mandatory Convertible Preferred Stock.  A copy of the press release is filed herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:                      June 17, 2009

EXHIBIT INDEX

Exhibit No.	Document Description

3.1.1*	Amendment to Certificate of Incorporation dated June 12, 2009

3.1.2*	Certificate of Elimination – 6.25% Mandatory Convertible Preferred Stock

3.1.3*	Certificate to Eliminate Certificate of Designation – 6.25% Mandatory Convertible Preferred Stock

10.1.14*	Amended and Restated Long Term Incentive Plan

99.1*	Press release dated June 15, 2009

* Filed herewith.